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                                                                     EXHIBIT 3.7
                            CERTIFICATE OF FORMATION
                            ------------------------

                                       OF

                            MEDIACOM CALIFORNIA LLC
                            -----------------------


     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

     FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is Mediacom California LLC.

     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are:
National Corporate Research, Ltd., 9 East Lockerman Street, Dover, Delaware
19901.



Executed on November 22, 1995



                                        /s/ David Lubin
                                      ------------------------
                                    David Lubin, Esq.
                                    Sole Organizer
                                    Cooperman Levitt Winikoff
                                         Lester & Newman, P.C.
                                    800 Third Avenue
                                    New York, New York 10022
                                    Authorized Person